Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT: Walter C. Herlihy, PhD President and Chief Executive Officer (781) 419-1900	Laura L. Whitehouse VP, Market Development (781) 419-1812

Repligen Reports Preliminary Fiscal Year 2011 Financial Results and Financial Guidance and Development Goals for Fiscal Year 2012

WALTHAM, MA – April 21, 2011 – Repligen Corporation (NASDAQ: RGEN) today announced preliminary financial results for fiscal year 2011 which ended March 31, 2011. Total revenue for the year is expected to be $27.3 million compared to $21.0 million in the prior fiscal year, an increase of 30%. Bioprocessing product revenue is anticipated to be $15.0 million, a 45% increase over the prior year and royalty and other revenue is anticipated to be about $12.3 million, an increase of 16% from the prior year. Research and development expenses are expected to be between $12.5-$13.0 million, compared to $14.2 million last fiscal year. Selling, general and administrative expenses are expected to be between $8.0-$8.5 million, compared to $7.1 million in fiscal year 2010. Net income for the year is expected to be between $0.0-$0.5 million and cash and investments as of March 31, 2011 are expected to be $61.5 million.

For fiscal year 2012, which started on April 1, 2011 and will end on March 31, 2012, we currently expect total revenue to be $28-$30 million. Research and development expenses are currently expected to be approximately $13.5-$14.5 million including anticipated expenses associated with regulatory filings and clinical studies to support additional indications for RG1068, advancement of our candidates for Friedreich’s ataxia and spinal muscular atrophy into clinical trials and increased development activities to support expansion of our bioprocessing business. Selling, general and administrative expenses are currently expected to be approximately $10.5-$11.5 million, and include increased bioprocessing sales activities as well as pre-launch activities for RG1068, our product candidate for pancreatic imaging. The net loss for fiscal year 2012 is expected to be approximately $5 million with a cash burn of less than $4 million. This forecast does not include expenses or revenues associated with the potential acquisition of additional bioprocessing or radiology products, in-licensing or out-licensing of a therapeutic product candidate or potential revenue from partnering RG1068 outside of the U.S.

“Our strong financial position will enable us to aggressively pursue marketing approvals for RG1068 worldwide, advance our two orphan disease programs to the clinic and also selectively pursue the acquisition of additional assets to strengthen our bioprocessing and therapeutic businesses.” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation.

Fiscal Year 2012 Program Goals

RG1068 for MRI Imaging of the Pancreas

In March we announced positive results from a Phase 3 study to evaluate the safety and efficacy of RG1068, synthetic human secretin, to improve magnetic resonance imaging (MRI) of the pancreas in patients with pancreatic disease using endoscopy (ERCP) as a diagnostic reference. In this study, three independent radiologists achieved a clinically and statistically significant improvement in sensitivity (all radiologists p<0.0001) with minimal loss in specificity. In addition, the RG1068-MRI images showed highly significant improvements on image quality and confidence in the diagnostic findings when compared to MRI alone. We plan to meet with the FDA later this quarter to review these results and to discuss our plans to file a NDA. Pending FDA agreement, we plan to file the NDA next quarter. FDA has granted RG1068 a “Fast Track” designation and we will seek priority review of our filing. In addition, we plan to file a New Drug Submission in Canada and a Marketing Authorization Application in Europe later this year. We also expect to build a lean commercial infrastructure to support the launch of RG1068 in the U.S. and to establish one or more partnerships for commercialization of RG1068 outside the U.S.

We believe that there may be additional uses for RG1068 and we intend to evaluate whether RG1068 has the potential to improve the detection of pancreatic cancer. Early detection of pancreatic cancer may increase the potential to treat the patient with surgery and improve patient outcomes. We will also seek to acquire products that are complementary to RG1068, which we may be able to sell to gastroenterologists and radiologists.

RG2417 for Bipolar Depression

In March we announced results from a Phase 2b study in RG2417 for bipolar depression. The study did not demonstrate, over the eight-week treatment period, a statistically significant improvement vs. placebo in treating the symptoms of depression. Although there were differences observed between the patients treated in academic and commercial sites, we do not plan, at this time, to invest additional resources in RG2417.

RG2833 for Friedreich’s Ataxia

We are currently developing histone deacetylase class 1 inhibitors for the treatment of inherited neurodegenerative diseases such as Friedreich’s ataxia. Friedreich’s ataxia is caused by inadequate production of the protein frataxin which leads to degeneration of the nerves controlling muscle movements. Pending regulatory approval, we plan to initiate a single, ascending dose Phase 1 study of RG2833 in Friedreich’s ataxia patients in Europe later this year. We have developed methods to measure changes in frataxin levels in patient cells for use in our clinical trial which may enable us to gain an early insight into the potential benefit of treating patients with RG2833. There are approximately 15,000 people worldwide diagnosed with Friedreich’s ataxia.

RG3039 for Spinal Muscular Atrophy

Spinal Muscular Atrophy (SMA) is an inherited neurodegenerative disease in which a defect in the SMN1 (“survival motor neuron”) gene results in low levels of the protein SMN and leads to progressive damage to motor neurons, loss of muscle function and, in many patients, early death. RG3039, our lead compound, is an inhibitor of an RNA processing enzyme which has been shown to improve survival in a preclinical model of SMA. We plan to file an IND for RG3039 this quarter and, pending FDA approval, initiate a Phase 1 study of RG3039 in healthy volunteers. This program was licensed in 2009 from Families of Spinal Muscular Atrophy. There are approximately 20,000 people in the U.S. and Europe diagnosed with SMA.

- more -

Expanding and Diversifying the Bioprocessing Business

For more than ten years, we have been a leading supplier to the biopharmaceutical industry of Protein A products used in the manufacturing of therapeutic monoclonal antibodies. We recently introduced a second product line under the tradename Opus™ which is based on a technology for the production of pre-packed, “plug and play” chromatography columns for the purification of biopharmaceuticals and vaccines. This patented technology enables reliable production of pre-packed chromatography columns in a format that is ready for use in manufacturing. Opus™ columns have the potential to improve manufacturing efficiencies by reducing time for column packing, set-up and cleaning. We plan to invest in the expansion of this product line this year based on specific customer feedback. We will also seek to acquire, license or distribute additional bioprocessing products which we can sell directly to end-users.

Conference Call

Repligen will host a conference call and webcast today, Thursday, April 21, at 10:00 a.m. EDT, to discuss our preliminary fiscal year 2011 financial results and financial guidance and development goals for fiscal year 2012. This call can be accessed via Repligen’s website at www.repligen.com or by (866) 788-0539 for domestic calls and (857) 350-1677 for international calls. Participants must provide the following passcode: 61261121.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on building an integrated company by developing and marketing innovative drugs that deliver the benefits of protein therapies in the fields of neurology and gastroenterology. We have a core competency in the development and manufacturing of biologics products, which is the basis for our bioprocessing business and we have out-licensed certain biologics intellectual property, which provide ongoing sources of revenue. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

The Company’s financial statements for fiscal year 2011 are not finalized until they are filed in its Annual Report on Form 10-K for the year ended March 31, 2011. The Company is required to consider all available information through the completion of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates the Company made in preparing certain of the preliminary information included in this Press Release. Subsequent information or events may lead to material differences between the preliminary financial results described in this Press Release and the financial results that will be described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. Those differences could adversely impact our results of operations and financial condition. Readers should consider this possibility in reviewing the earnings information in this Press Release. In addition, this press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, the possibility of seeking a collaboration partner for RG1068, management’s strategy, plans and objectives for future operations, including prelaunch activities for RG1068, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans, performance and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

###